EXHIBIT 10.13.5

AMENDMENT

TO

12% REVOLVING LINE OF CREDIT PROMISSOPRY NOTE DUE 2016

OF

CO-DIAGNOSTICS, INC.

Original Principal Amount: $75,000

Original Issuance Date: May 15, 2016

Whereas, THIS AMENDMENT TO THE 12% PROMISSORY NOTE dated May 15, 2016, as amended (the “Note”) is entered into, by and between Co-Diagnostics, Inc., a Utah corporation (the “Company”) and Hamilton Mining Resources, Inc., a Utah corporation (“Holder”);

Now therefore, the Note is hereby amended as follows:

The Maturity Date shall be September 30, 2017.

All other terms and conditions of the Note, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have amended the Note effective as of September 14, 2016.

CO-DIAGNOSTICS, INC.	HAMILTON MINING RESOURCES, INC.

By: /s/ Dwight Egan	By: /s/ Reed Benson
Dwight H. Egan
President & CEO	Its: President